Exhibit 10.59

Summary Translation of Supplementary Agreement to the Contractual Management Agreement

Party A: An’kang Longevity Pharmaceutical Group Chain Co., Ltd.

Party B: Qiu Haiyin

1. In the original Agreement it says: During the contractual period, Party B shall pay Party A 30,000 yuan in the first year as management fee, 50,000 yuan in the second year and 60,000 yuan each year after the third year. In this supplementary agreement , the 50,000 yuan in the second year shall be reduced to 40,000 yuan and 60,000 yuan each year after the third year will be reduced to 50,000 yuan.

2. Management fee of any newly added franchises will be collected by Qiu Haiyin (2000.00 yuan/year); 40,000 of those management fee will be submitted to the Longevity Pharmaceutical Group Chain Ltd. along with the contractual fee. (the Chinese language in this article was not clear).

3. All other articles in the original Agreement signed on March 1, 2013 remains unchanged.

This Supplementary Agreement was signed on February 28, 2014.